Exhiibit 99.1

LiveXLive to Acquire ‘PodcastOne’ and to Enter the Rapidly Growing Podcast Market

- PodcastOne Recorded Gross Revenue of $27.5 Million in Calendar Year 2019

- LiveXLive Expects the Acquisition to be Accretive, Strengthen Its Balance Sheet and Diversify Its Business Model with Significant Advertising Component

- Transaction Expected to Close by June 2020

Los Angeles, CA -- May 8, 2020 -- LiveXLive Media, Inc. (NASDAQ: LIVX) ("LiveXLive"), a global digital media company focused on live entertainment, announced today that it has signed a definitive agreement to acquire Courtside Group, Inc., the owner and operator of PodcastOne, a leading subscription and advertiser-supported podcast network home to popular and star-studded podcasts across top genres including sports, comedy, celebrity culture and entertainment, in an all stock deal. The transaction is valued at $18.1 million based on LiveXLive’s closing price on May 7, 2020. The proposed acquisition is expected to close by June 2020, subject to certain closing conditions.

PodcastOne generates over 2.1 billion downloads annually and produces over 350 episodes per week. PodcastOne’s library of over 300 podcasts includes shows from Adam Carolla, A&E’s Cold Case Files, Steve Austin, Shaquille O’Neal, Tip “T.I.” Harris, Dr. Drew, Heather and Terry Dubrow, Chael Sonnen, Kaitlyn Bristowe, LadyGang, Mike Tyson, Rich Eisen, Spencer and Heidi Pratt, Autumn Calabrese, Demi Burnett, Gals on the Go, and many more.

“We’re excited to expand our business into the fast-growing podcast category, complementing our music platform of streaming audio, on-demand video and live event performances. The acquisition will add to and diversify our revenue with a strong advertising component. Once acquired and integrated, we will have a significant opportunity to cross-sell and cross-promote to our respective subscribers, advertisers, and sponsors as well as provide our collective artists and on-air talent with an expanded platform to increase their social media and online presence,” commented Robert Ellin, the Chairman and CEO of LiveXLive.

Both companies are headquartered in Los Angeles, CA and planned consolidation of teams is anticipated to generate cost synergies and combine back-end support and office locations. Moreover, LiveXLive has plans to integrate PodcastOne into its music platform, offering current and new subscribers more unique and original programming. PodcastOne will also bring an experienced advertising sales team, tripling the size of the current LiveXLive sales team, as well as an established roster of major national brand advertisers and new distribution channels.

PodcastOne’s founder and Executive Chairman, Norman Pattiz, will join LiveXLive as a significant shareholder and remain as Executive Chairman of PodcastOne. Mr. Pattiz is regarded as a pioneer in the radio industry having founded and built Westwood One into the largest radio network in America.

“All of us at PodcastOne are excited about joining the LiveXLive team, and taking advantage of obvious future synergies between our businesses,” commented Mr. Pattiz. “I look forward to working with Rob Ellin to close the acquisition and achieve the growth we both envision. PodcastOne is a premium producer, distributor and revenue-generator for audio-on-demand programming. PodcastOne’s well-established podcasting business is an excellent complement to LiveXLive’s  'live social music network', delivering premium livestreams, digital audio and on-demand music.”

“I look forward to adding Norman to our management team. His entrepreneurial brilliance, as well as his incredible drive as a business executive, will be a valuable asset to LiveXLive,” continued Mr. Ellin.

The acquisition will bring LiveXLive into the fast-growing podcast industry. With 32% of Americans listening to podcasts on a monthly basis today and advertising revenue projected to surpass $1 billion by 2021, the acquisition will diversify LiveXLive’s revenue and is anticipated to accelerate its path toward profitability.

Transaction Summary

Under the terms of the definitive agreement, LiveXLive will acquire 100% of the equity interests of Courtside Group, Inc. and issue to stockholders of PodcastOne approximately 5.45 million restricted shares of LiveXLive’s common stock, which would be subject to a 12-month lock-up period and certain trading restrictions thereafter. The boards of directors of each of LiveXLive and Courtside Group, Inc. have approved the transaction, and expect to close the transaction by June 2020.

The proposed transaction is subject to customary and other closing conditions. For further information regarding the planned acquisition, see LiveXLive’s Current Report on Form 8-K anticipated to be filed with U.S. Securities and Exchange Commission on or about May 8, 2020.

LiveXLive, accessible on the web as well as on devices from the car to home, brings music fans the best seat in the house for festivals, concerts and events worldwide, via a curated-by-people audio selection of millions of recorded songs, original programming segments comprised of live performances, podcasts, artist interviews, lifestyle segments, and show pilots. LiveXLive's streams are also available on Amazon, Apple TV, Roku and Samsung TVs. LiveXLive operates a live events business and offers branded entertainment, content development, advertising, merchandising, and live streaming services. LiveXLive has already streamed over 600 artists since January 1, 2020 as compared to 300 artists in total for 2019, and generated over 50 million liveviews in the month of April 2020 alone. For more information about LiveXLive, please visit www.livexlive.com.

About PodcastOne

PodcastOne is a leading advertiser-supported podcast company, offering a 360-degree solution for both content creators and advertisers, including content development, brand integration and distribution. Amassing more than 2.1 billion downloads annually, the network produces 400+ episodes weekly across a stable of hundreds of top podcast programs, including influencer talent like Adam Carolla, Shaquille O’Neal, Steve Austin, Kaitlyn Bristowe, Tip “T.I.” Harris, Demi Burnett, Autumn Calabrese, Spencer and Heidi Pratt, Heather and Terry Dubrow, LadyGang, Trisha Paytas, Dr. Drew, Chael Sonnen, Rich Eisen, and hundreds more. PodcastOne is the brainchild of Radio Hall of Famer, Norman Pattiz, also the founder of Network Radio-giant, Westwood One. For more information about LiveXLive, please visit www.podcastone.com.

About LiveXLive Media, Inc.

Headquartered in Los Angeles, California, LiveXLive Media, Inc. (NASDAQ: LIVX) (the "Company") is a global digital media company focused on live entertainment. The Company operates LiveXLive, the first 'live social music network', delivering premium livestreams, digital audio and on-demand music experiences from the world's top music festivals and concerts, including Rock in Rio, EDC Las Vegas, the Montreux Jazz Festival, and many others. In April 2020, LiveXLive produced its first 48-hour music festival called “Music Lives” with tremendous success as it earned over 50 million views and over 4.8 billion views for #musiclives on TikTok on 100+ performances. LiveXLive also gives audiences access to premium original content, artist exclusives and industry interviews. For more information, visit www.livexlive.com and follow us on Facebook, Instagram, TikTok, Twitter at @livexlive, and YouTube.

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are "forward-looking statements," which may often, but not always, be identified by the use of such words as "may," "might," "will," "will likely result," "would," "should," "estimate," "plan," "project," "forecast," "intend," "expect," "anticipate," "believe," "seek," "continue," "target" or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including: the Company’s reliance on one key customer for a substantial percentage of its revenue; the Company’s ability to consummate the proposed acquisition of PodcastOne and the timing of the closing of the proposed transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed acquisition will not occur; the Company’s ability to attract, maintain and increase the number of its users and paid subscribers; the Company identifying, acquiring, securing and developing content; the Company’s ability to maintain compliance with certain financial and other covenants; the Company’s ability to successfully implement its growth strategy, including relating to its technology platforms and applications, management's relationships with industry stakeholders; the effect of the global Covid-19 pandemic; changes in economic conditions; competition; and other risks, uncertainties and factors including, but not limited to, those described in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2019, filed with the U.S. Securities and Exchange Commission (the "SEC") on June 24, 2019, Quarterly Report on Form 10-Q for the quarter ended December 31, 2019, filed with the SEC on February 7, 2020, and in the Company's other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof and the Company disclaims any obligations to update these statements, except as may be required by law. The Company intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

Media Contact:

Factory PR

212.941.9934

live@factorypr.com

LiveXLive IR Contact:

310.529.2500

ir@livexlive.com

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